暉誼(香港)會計師事務所有限公司
Parker Randall CF (H.K.) CPA Limited
6/F., Two Grand Tower, 625 Nathan Road, Kowloon, Hong Kong.
Tel : 852-35763455                                            Fax : 852-30073197

September 3, 2012

Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C. 20549

Re:  China Changjiang Mining & New Energy Co., Ltd

Dear Sir/Madam:

We have read the statements included under Item 4.01 in the Form 8-K dated September 3, 2012 of China Changjiang Mining & New Energy Co., Ltd. (the "Company") to be filed with the United States Securities and Exchange Commission and we agree with such statements insofar as they relate to our firm.

Very truly yours,

PARKER RANDALL CF

Parker Randall CF (H.K.) CPA Limited